Intermediate Bond Fund of America
February 28, 2018
Because the electronic format for filing Form N-SAR does not provide adequate space for responding to
Items 72DD1 and 72DD2, 73A1 and 73A2, 74U1 and74U2, and 74V1 and 74V2,
complete answers are as follows:
Item 72DD1 and 72DD2
Total income dividends for which record date passed during the period
Share Class	Total Income Dividends (000's omitted)
Class A	$43,417
Class B	$-
Class C	$142
Class T*	$-
Class F-1	$1,001
Class F-2	$5,959
Class F-3	$2,740
Total	$53,259
Class 529-A	$2,245
Class 529-B	$-
Class 529-C	$80
Class 529-E	$79
Class 529-T*	$-
Class 529-F-1	$616
Class R-1	$15
Class R-2	$216
Class R-2E	$15
Class R-3	$613
Class R-4	$759
Class R-5	$274
Class R-5E	$1
Class R-6	$46,919
Total	$51,832
Item 73 A1 and 73A2
Distributions per share for which record date passed during the period
Share Class	Dividends from Net Investment Income
Class A	$0.0784
Class B	$-
Class C	$0.0276
Class T	$0.0955
Class F-1	$0.0746
Class F-2	$0.0943
Class F-3	$0.1012
Class 529-A	$0.0745
Class 529-B	$-
Class 529-C	$0.0248
Class 529-E	$0.0616
Class 529-T	$0.0911
Class 529-F-1	$0.0898
Class R-1	$0.0279
Class R-2	$0.0285
Class R-2E	$0.0465
Class R-3	$0.0579
Class R-4	$0.0782
Class R-5E	$0.0965
Class R-5	$0.0981
Class R-6	$0.1018
Item 74U1 and 74U2
Number of shares outstanding
Share Class	Shares Outstanding (000's omitted)
Class A	557,328
Class B	-
Class C	4,933
Class T	1
Class F-1	12,888
Class F-2	71,567
Class F-3	30,062
Total	676,779
Class 529-A	32,004
Class 529-B	-
Class 529-C	1,907
Class 529-E	1,288
Class 529-T	1
Class 529-F-1	7,129
Class R-1	504
Class R-2	7,561
Class R-2E	326
Class R-3	10,407
Class R-4	9,697
Class R-5	2,820
Class R-5E	22
Class R-6	500,492
Total	574,158
Item 74V1 and 74V2
Net asset value per share (to nearest cent)
Share Class	Net Asset Value Per Share
Class A	$13.16
Class B	$-
Class C	$13.16
Class T	$13.16
Class F-1	$13.16
Class F-2	$13.16
Class F-3	$13.16
Class 529-A	$13.16
Class 529-B	$-
Class 529-C	$13.16
Class 529-E	$13.16
Class 529-T	$13.16
Class 529-F-1	$13.16
Class R-1	$13.16
Class R-2	$13.16
Class R-2E	$13.15
Class R-3	$13.16
Class R-4	$13.16
Class R-5E	$13.16
Class R-5	$13.16
Class R-6	$13.16
* Amount less than one thousand